EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated December 7, 2009 in the Amendment No. 2 to the Registration Statement (File No. 333-162602) and related Prospectus of Claymore Securities Defined Portfolios, Series 639.


                                                          /s/ Grant Thornton LLP
                                                        ------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
December 7, 2009